June 8, 2016

FOR IMMEDIATE RELEASE

Contacts:
Alan Greer	Tamera Gjesdal	Brian Davis
Executive Vice President	Senior Vice President	Vice President
Investor Relations	Investor Relations	Corporate Communications
(336) 733-3021	(336) 733-3058	(336) 733-2542
AGreer@BBandT.com	TGjesdal@BBandT.com	Brian.Davis@BBandT.com

BB&T Corporation CEO to speak at Morgan Stanley Financials Conference

WINSTON-SALEM, N.C. - BB&T Corporation (NYSE: BBT) today announced Chairman and Chief Executive Officer Kelly S. King will present at the Morgan Stanley Financials Conference in New York on Tuesday, June 14, at 11:45 a.m. ET.

A webcast of King’s presentation will be available at BBT.com and will be archived for 30 days.

About BB&T
BB&T is one of the largest financial services holding companies in the U.S. with approximately $212.4 billion in assets and market capitalization of approximately $26.0 billion as of March 31, 2016. Based in Winston-Salem, N.C., the company operates 2,263 financial centers in 15 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by the U.S. Small Business Administration, Greenwich Associates and others. BB&T has also been named one of the World’s Strongest Banks by Bloomberg Markets Magazine, one of the top three in the U.S. and in the top 15 globally. More information about BB&T and its full line of products and services is available at BBT.com.

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